Exhibit 99.1

Mannatech Announces Retirement of J. Stanley Fredrick from the Board and Appointment of Robert Toth as Chairman of the Board

FLOWER MOUND, Texas--(BUSINESS WIRE)—September 1, 2026-- Mannatech, Incorporated (NASDAQ: MTEX) announced the retirement of J. Stanley Fredrick from the Board of Directors (the “Board”) of Mannatech, Incorporated (the “Company”) and the appointment of Robert Toth to serve as Chairman of the Board effective September 1, 2026.

Mr. Fredrick has served the Company with distinction as a Class II director since September 2001, as lead director from 2003-2009, and as the Chairman of the Board since 2009. Commenting on Mr. Fredrick’s retirement, Landen Fredrick, the Company’s President and CEO and son of J. Stanley Fredrick, stated “Stan has been much more than Chairman of our Board. He has been a mentor, counselor and steadfast advocate for Mannatech and the people who make this company special. His leadership has always been grounded in experience, integrity and a genuine desire to see others succeed. We are deeply grateful for more than a quarter century of service and for the lasting legacy he leaves with Mannatech.”

Fellow Board member, Tyler J. Rameson added “Serving with Stan has been both an honor and an education. He has an exceptional ability to look beyond the immediate issue and focus on what is best for the Company over the long term. His steady presence around the boardroom table will be greatly missed. Mannatech is a stronger company because of his leadership and service.”

Commenting on Mr. Toth’s appointment, J. Stanley Fredrick stated, “Leadership transitions are important moments in the life of a company, and I believe Bob is the right person to lead Mannatech’s Board into its next chapter. I have seen firsthand the wisdom, perspective and global experience he brings to the boardroom. More importantly, I know the commitment he has to the business model, to Mannatech and its future. I am proud to pass the Chairmanship to someone I respect and trust as much as Bob.”

Mr. Toth initially joined the Company’s Board in 2008 serving through 2023 as a Class III director and chaired the Compensation and Stock Option Plan Committee, served on the Audit Committee, the Nominating/Governance and Compliance Committee, the Science and Marketing Committee, and from August 2014 to March 2019, Vice Chairman of Mannatech’s Board. He rejoined the Board on December 1, 2024 as Vice Chairman. Mr. Toth has more than 40 years of direct selling experience. As President of Avon International from 2004 to 2005, his operations included over 120 countries with annual revenues exceeding $5.5 billion.

“I am honored by the Board’s confidence in appointing me to succeed Stan as Chairman,” stated Toth. “I have tremendous respect for him and his leadership over the years. As directors, our responsibility is to provide strong governance, thoughtful oversight and a long-term perspective as we work with management to strengthen the Company and create value for our shareholders. I look forward to working with Landen and the entire Board to ensure Mannatech remains focused on disciplined execution, strategic growth and building a stronger company for the future.”

Commenting on Bob’s appointment, Landen Fredrick noted, “Bob understands both where Mannatech has been and, more importantly, the opportunities that lie ahead. His extensive global leadership experience, deep understanding of the direct selling industry and longstanding relationship with Mannatech make him exceptionally well suited to lead our Board. I am excited to work alongside him as we continue to strengthen the Company, pursue new opportunities and position Mannatech for long-term growth.”

About Mannatech:

Mannatech is a leading global health and wellness company committed to empowering everyone to live their best life through cutting-edge, science-backed nutritional products, patented technology, and a rewarding business opportunity. With operations in 25 markets, Mannatech helps people to live healthier, more fulfilling lives while making a positive social impact in the world. Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com.†

†Mannatech operates in China under a cross-border e-commerce platform that is separate from its network marketing model.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” "hope," “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals, or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech's business, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Erin K. Barta
General Counsel and Corporate Secretary
214.724.3378
ir@mannatech.com
www.mannatech.com